Exhibit 10.1

AMENDMENT NO. 2 TO SECURED PROMISSORY NOTE
AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO SECURED PROMISSORY NOTE (this “Amendment”), dated September 30, 2020, is made by and between Charlie’s Holdings, Inc., a Nevada corporation (“Holdings”), Charlie’s Chalk Dust, LLC, a Delaware limited liability company (“Chalk Dust”), and Don Polly LLC, a Nevada limited liability company (“Don Polly”, and together with Holdings and Chalk Dust, individually and collectively, “Company”), on the one hand, and Red Beard Holdings, LLC, a Delaware limited liability company (“Red Beard”) on the other. Company and Red Beard are sometimes collectively referred to herein as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, the Parties executed that certain Secured Promissory Note on April 8, 2020, in favor of Red Beard in the original principal amount of $750,000, a copy of which is attached hereto as Exhibit A (the “Note”), and on August 27, 2020, the Parties executed Amendment No. 1 to the Note, a copy of which is attached hereto as Exhibit B, to increase the principal amount of the Note to $1,400,000 (“Amendment No. 1”);

WHEREAS, to secure repayment of the Note, the Company executed and delivered to Red Beard that certain Security Agreement also dated April 8, 2020, a copy of which is attached hereto as Exhibit C (the “Security Agreement”); and

WHEREAS, the Note, as amended by Amendment No. 1, currently matures on October 1, 2020 (the “Maturity Date”); and

WHEREAS, Company has requested, and Red Beard has agreed, to extend the Maturity Date to November 1, 2020.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Amendment to Maturity Date. The Note, as amended by Amendment No. 1, is hereby amended so that all references to the “Maturity Date” in the Note shall, hereafter, mean November 1, 2020.

2. Amendment to Security Agreement. The Security Agreement is hereby amended so that any reference to the “Note” in the Security Agreement shall mean the Note as amended by this Amendment.

3. Event of Conflict. The provisions of the Note, as modified by Amendment No. 1 and in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note, as amended, the terms and conditions set forth herein shall control. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

4. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including without limitation a PDF attachment) shall be equally as effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, this Amendment was duly executed on the date first written above.

“COMPANY” CHARLIE’S HOLDINGS, INC., a Nevada corporation	“RED BEARD” RED BEARD HOLDINGS, LLC, a Delaware limited liability company
By: /s/ Brandon Stump Mr. Brandon Stump Chief Executive Officer	By: /s/ Vincent C. Smith Mr. Vincent C. Smith General Partner
CHARLIE’S CHALK DUST, LLC a Delaware limited liability company
By: /s/ Brandon Stump Mr. Brandon Stump Chief Executive Officer
DON POLLY LLC a Nevada limited liability company
By: /s/ Brandon Stump Mr. Brandon Stump Chief Executive Officer

EXHIBIT A
Secured Promissory Note

$750,000.00
April 8, 2020

THIS SECURED PROMISSORY NOTE (this "Note") is a duly authorized and validly issued joint and several promissory note of Charlie's Holdings, Inc., a Nevada corporation ("Holdings"), Charlie's Chalk Dust, LLC, a Delaware limited liability company ("Chalk Dust"), and Don Polly LLC, a Nevada limited liability company ("Don Polly" and together with Holdings and Chalk Dust, individually and collectively, the “Company”), each of which have a principal place of business located at 1007 Brioso Drive, Costa Mesa CA 92627.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Red Beard Holdings, LLC, a Delaware limited liability company ("Red Beard"), or its successors and assigns (together with Red Beard, the “Holder”), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Principal Amount”), together with interest thereon and other amounts payable hereunder at the times and on the dates set forth herein and in any event no later than the Maturity Date.

Capitalized terms used herein without definition have the meanings set forth on Exhibit A hereto, which is incorporated herein by this reference as though set forth herein in full. This Note is subject to the following additional provisions:

Section 1.                        Advance of Funds: Conditions to Advance.

(a) On or substantially concurrently with the Effective Date, the Holder shall advance to the Company by wire of immediately available funds the Principal Amount less any amounts that may be deducted therefrom by agreement between the Holder and the Company or otherwise pursuant to the terms of this Note. The entire Principal Amount shall be deemed to have been advanced on the Effective Date.

(b) Prior to the Holder having the obligation of making the foregoing advance, the following shall have occurred to the satisfaction of the Holder in its sole discretion (such date being the "Effective Date"): (i) this Note shall have been duly executed and delivered by the Company to the Holder; (ii) the Security Agreement shall have been duly executed and delivered by the Company to the Holder; and (iii) if requested by the Holder, the Company shall have delivered to the Holder true and correct copies of the Company’s organizational documents, resolutions approving the transactions contemplated hereby and under the other Transaction Documents, and current good standing certificates from each jurisdiction requested by the Holder.

Section 2.                        Payment of Principal and Interest; Security.

(a) Payment of Principal. The Principal Amount shall be due and payable in full by the Company to the Holder on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.

(b) Payment of Interest. From the Effective Date until paid in full, interest on the aggregate outstanding Principal Amount shall be equal to at least $75,000 (the "Guaranteed Minimum Interest"), which amount shall be the minimum amount due and owing regardless of the duration of the loan evidenced by this Note. The Guaranteed Minimum Interest shall accrue and be fully earned upon the advance by Holder of the loan evidenced by this Note on or substantially concurrently with the Effective Date. The Guaranteed Minimum Interest and any additional accrued interest shall be due and payable by the Company to the Holder on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Upon and after the occurrence of an Event of Default (as defined below), then, in addition to the Guaranteed Minimum Interest, the principal and unpaid interest and unpaid other amounts under this Note shall, at the election of the Holder in its sole and absolute discretion, bear interest at the lesser of a rate equal to 20% per annum or the Maximum Rate (as defined below) (the "Default Rate"). Such interest shall accrue daily commencing on occurrence of such Event of Default until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

(c) Prepayment. The Company may prepay all or any portion of the Principal Amount, together with the Guaranteed Minimum Interest.

(d) Payments. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, all payments made by the Company shall be applied to principal, interest, fees and other charges due the Holder hereunder in such order of priority as the Holder shall elect.

(e) Security. The obligations of the Company under this Note are secured by the collateral identified in the Security Agreement.

(f) Use of Proceeds. The proceeds of this Note shall be used by the Company for working capital and for general corporate purposes. Notwithstanding the foregoing, the proceeds of this Note shall not in any event be used to make or pay any dividend or distribution or to redeem any equity of the Company or securities convertible, exercisable or exchangeable into equity of the Company, to settle any outstanding litigation or to make any payment or prepayment on any existing indebtedness for borrowed money.

Section 3.                        Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) The Company has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of formation, is in good standing or duly qualified as a foreign corporation in all jurisdictions where the conduct of its business so requires and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to execute, deliver and perform its obligations under this Note and all other Transaction Documents to which it is a party. Each of this Note and all other Transaction Documents have been duly authorized, executed and delivered by the Company and constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof and thereof except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally. The execution, delivery and performance by the Company of this Note and all other Transaction Documents to which it is a party, and the incurrence by it of obligations hereunder and thereunder, do not (i) contravene or conflict with the Company’s certificate of formation, operating agreement or similar governing documents or any law applicable to the Company or other instrument binding on or otherwise affecting the Company, or (ii) give rise to any lien, security interest or other charge or encumbrance (other than in favor of the Holder) upon any of the Company’s properties. No consent or approval of or notice to or filing with any governmental authority or other third party is or will be required on the part of the Company as a condition to the validity or enforceability of this Note or the other Transaction Documents, other than such consents which have been obtained and are in full force and effect, true and complete copies of which have been previously provided to the Holder.

(b) The Company is in compliance in all material respects with all laws and regulatory requirements to which it or its properties are subject. There is no litigation pending or, to the knowledge of the Company, threatened against the Company. The Company’s principal place of business is at the address set forth at the beginning of this Note. The Company has paid all federal, foreign, state and local taxes required to be paid by it on or prior to the date they were due. All documents, instruments and other written material heretofore or hereafter furnished to the Holder pursuant to the terms of any Transaction Document contain no misstatements of a material fact and do not fail to disclose any material fact and the Company has not failed to disclose to the Holder any material information.

(c) All financial statements of the Company delivered to Holder, if any, fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. None of such financial reports, as of their date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.                        Covenants. As long as any portion of this Note remains outstanding, the Company agrees as follows:

(a) the Company shall not enter into, create, incur, assume or suffer to exist any Lien on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) the Company shall not amend its constitutional documents, including without limitation, its certificate of formation, operating agreement or similar governing documents, in any manner that adversely affects any rights of the Holder;

(c) the Company shall not enter into, create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness existing on the date hereof in the amount in effect on the date hereof that has been previously disclosed to Holder in writing;

(d) the Company shall comply with its obligations under this Note and the other Transaction Documents;

(e) the Company shall comply with all applicable laws and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets;

(f) the Company shall not engage in any transactions with any officer, director, employee, stockholder or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee, stockholder or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, stockholder, trustee or partner, other than any transactions in which the terms of such transaction are, in all material respects, no less favorable to the Company than would likely apply if such transaction was negotiated on an arms’ length basis between unrelated parties;

(g) the Company shall not declare or pay any dividends or make any distributions to any holder(s) of equity interests or other equity security of the Company, or purchase or otherwise acquire for value, directly or indirectly, any equity interests or other equity security of the Company; except that Holdings may pay the one-time dividend equal to the eight percent (8%) Dividend Amount (as defined in the Series A Certificate) as contemplated by Section 3 of the Series A Certificate so long as (a) Holdings shall have used its best efforts to satisfy the Equity Conditions (as defined in the Series A Certificate), (b) if the Equity Conditions have been satisfied, such dividend payment shall be paid in shares of common stock of Holdings and (c) in the event that Holdings has failed to satisfy the Equity Conditions and such dividend is required the be paid in cash, the aggregate amount of all such cash distributions shall not exceed $1,650,000.

(h) the Company shall not (i) merge or consolidate with any other Person (regardless of which Person is the surviving entity); (ii) sell or dispose of any of its assets other than immaterial dispositions in the ordinary course of business and for fair equivalent value or (iii) in any way or manner alter its organizational structure or effect a change of entity;

(i) the Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor;

(j) the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business;

(k) the Company shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall at all times comply with each provision of all leases to which it is a party or under which it occupies property;

(l) the Company shall not make any payment on any indebtedness owed to officers, directors or affiliates except with the prior written consent of the Holder;

(m) the Company shall maintain with financially sound and reputable insurance companies not affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Holder of termination, lapse or cancellation of such insurance;

(n) If, notwithstanding any prohibitions in this Note on the incurrence of Indebtedness, (i) any Indebtedness shall be incurred by any Company or any of its subsidiaries or (ii) any equity interests shall be issued by any Company or any of its subsidiaries, then, in each case, unless Holder otherwise provides its prior written consent, Company shall immediately prepay the obligations owing with respect to this Note in an amount equal to the net cash proceeds received from such incurrence or issuance.

(o) the Company shall deliver to the Holder or provide access to the Holder, (i) promptly upon the Holder’s request, such books, records, financial statements, tax returns, investment statements, lists of property and accounts, budgets, forecasts or reports as to the Company as the Holder may request; and (ii) immediately upon knowledge of the same, notice of the occurrence of any Event of Default.

Section 5.                        Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest or other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note or any other Transaction Document;

iii. a default or event of default shall occur under any of the Transaction Documents, or the failure or invalidity of any of the Transaction Documents;

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any respect as of the date when made or deemed made;

v. the Company shall be subject to a Bankruptcy Event;

vi. the Company shall default on any other obligations under any promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement, whether such indebtedness now exists or shall hereafter be created;

vii. any monetary judgment, writ or similar final process in excess of $100,000 shall be entered or filed against the Company or its property or other assets, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 10 calendar days; or

viii. a Material Adverse Effect occurs.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the entire unpaid principal amount of this Note plus all accrued interest and other amounts owing under this Note through the date of acceleration, shall become, at the Holder’s election in its sole and absolute discretion, immediately due and payable upon written notice to the Company, except that, with respect to a default under Section 5(a)(v) above, no such notice shall be required and such acceleration shall be automatic and immediate. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand or protest of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law and the Transaction Documents. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as the holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.                        Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder to the Company hereunder shall be delivered to the address of the Company set forth in the first paragraph of this Note. Notices to the Holder shall be delivered to its address at 2525 Main Street, Suite 400, Irvine CA 92614 or such other address as may be designated by the Holder from time to time.

(b) Absolute Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct, unconditional and secured debt obligation of the Company. All payments to be made by the Company hereunder and under the other Transaction Documents shall be made, in lawful money of the United States of America, and without condition or deduction for any counterclaim, defense, recoupment or setoff.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, then the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note or any other Transaction Document shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof. The Company hereby agrees that it will commence any and all legal proceedings under, with respect to or related to any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, members, employees or agents) only in the state and federal courts sitting in the County of Orange, State of California (the “California Courts”). The Company hereby irrevocably submits to the nonexclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such California Court is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Nothing in this Note or any other Transaction Document shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note or any other Transaction Document against the Company or its properties in the courts of any jurisdiction.

(e) Costs and Expenses. The Company agrees to pay all costs and expenses, including the fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder in connection with (i) the preparation, negotiation, modification and/or enforcement of this Note or any other Transaction Document, or the collection of any sums due hereunder or thereunder, whether or not suit is commenced; (ii) any actions for declaratory relief in any way related to this Note or any other Transaction Document; (iii) the protection or preservation of any rights of the Holder under this Note or any other Transaction Document; (iv) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note or any other Transaction Document; (v) any actions taken in reviewing the Holder’s financial affairs if an Event of Default has occurred or the Holder has determined in good faith that an Event of Default may likely occur; (vi) the Holder’s participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving the Company; (vii) verifying, maintaining, or perfecting any security interest or other lien granted to the Holder in any collateral; (viii) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any action or proceeding; or (ix) any refinancing or restructuring of this Note, including, without limitation, any restructuring in the nature of a “work out” or in any insolvency or bankruptcy proceeding. All sums due to the Holder pursuant to this clause (f) shall be due and payable immediately on demand and shall bear interest at the same rate as then applicable to the Principal Amount.

(f) Waiver. Any waiver by the Holder of a breach of any provision of this Note or any other Transaction Document shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or any other Transaction Document. The failure of the Holder to insist upon strict adherence to any term of this Note or any other Transaction Document on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note or such Transaction Document, as applicable. Any waiver by the Holder must be in writing.

(g) Severability. If any provision of this Note or any other Transaction Document is invalid, illegal or unenforceable, the balance of this Note or other Transaction Document, as applicable, shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j) Usury.

i. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document; provided that, notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (taking into account any usury exception or exemption available to the Holder, the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

ii. Without limiting the generality of; the foregoing, it is the intent of Holder and Company that the loan evidenced by this Note comply with the usury exemption set forth in California Corporations Code § 25118(b). In accordance with such Section, Company hereby represents and warrants to Holder the following:

(1)
Holder and Company, or any of their respective officers, directors, members, managers or other controlling persons, have a preexisting personal or business relationship.

(2)
Holder and Company, by reason of their own business and financial experience or that of their professional advisers, have the capacity to protect their own interests in connection with the transaction.

(k) Indemnification. The Company will indemnify and hold the Holder harmless from any loss, liability, damages, judgments, and costs of any kind (“Liabilities”) relating to or arising directly or indirectly out of (i) this Note or any other Transaction Document, (ii) any credit extended or committed by the Holder to the Company hereunder, and (iii) any litigation or proceeding related to or arising out of this Note, any such Transaction, Document, or any such credit; provided, however that the Company shall have no obligation to indemnify the Holder for any Liabilities that have arisen as a result of the Holder’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.. This indemnity includes but is not limited to attorneys’ fees and expenses. This indemnity extends to the Holder, its affiliates, partners, directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Company’s obligations to the Holder. All sums due to the Holder hereunder shall be due and payable immediately without demand and shall bear interest at the same rate as then applicable to the Principal Amount.

(l) Joint and Several Liability. Each of Holdings, Chalk Dust and Don Polly acknowledge that each of the undersigned are parties to this note as the "Company" as joint and several co-borrowers hereunder. Any references in this Note to the "Company" shall refer to any of Holdings, Chalk Dust or Don Polly, or both such Persons as the context may require. Each of Holdings, Chalk Dust and Don Polly accept joint and several liability for the payment and performance of all of the obligations of the Company hereunder, and each of such obligations constitute the absolute and unconditional full recourse obligations of each such Person enforceable against each such Person to the full extent of its properties and assets. Each of Holdings, Chalk Dust and Don Polly hereby waive, to the fullest extent permitted by law, any and all defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (including co-borrowers to the extent applicable), including , including but not limited to any rights and defenses that are or may become available to any such Person by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.

(m) Successors and Assigns; Assignments and Participations. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Note or any other Transaction Document without the express written consent of the Holder.

(n) Counterparts; Electronic Execution. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note. Delivery of an executed counterpart of this Note by telefacsimile or other electronic method of transmission (including without limitation a PDF attachment) shall be equally as effective as delivery of an original executed counterpart of this Note. The foregoing shall apply to each other Transaction Document mutatis mutandis.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

"Company"

CHARLIE'S HOLDINGS, INC.,
a Nevada corporation

By: Brandon Stump
Name: Brandon Stump
Title: Chief Executive Officer

CHARLIE'S CHALK DUST, LLC,
a Delaware limited liability company

By: Brandon Stump
Name: Brandon Stump
Title: Chief Executive Office

DON POLLY LLC,
a Nevada limited liability company

By: Brandon Stump
Name: Brandon Stump
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

RED BEARD HOLDINGS, LLC,
a Delaware limited liability company

By: Vinny Smith
Name:  Vinny Smith
Title: General Partner

EXHIBIT A

(Certain Defined Terms)

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any Debtor Relief Laws; (b) there is commenced against the Company any case or proceeding under Debtor Relief Laws that is not dismissed within 30 calendar days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 calendar days after such appointment; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Orange County, California.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Indebtedness” means (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (x) usual and customary trade debt incurred in the ordinary course of business and (y) endorsements for collection or deposit in the ordinary course of business.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Liquidity Event" means any of the following, in each case with respect to either Company (or both) or any of their respective subsidiaries and/or affiliates: (a) the raising of any additional capital by any Company, whether in the form of debt, equity or otherwise, in which Company receives aggregate net cash proceeds therefrom of at least $1,000,000, including, without limitation, the anticipated investment, whether in the form of equity, debt or otherwise, by United Capital Partners LLC and/or any of its affiliates, (b) any merger or consolidation in which any Company is a constituent party, or (c) the sale, transfer, pledge or other disposition of any equity interests of any Company and/or any of their respective subsidiaries and/or affiliates, or (d) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary or affiliate of the Company of all or substantially all the assets of the Company and its subsidiaries and/or affiliates.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the rights and remedies of the Holder under any Transaction Document or of the ability of Company to perform its obligations under any Transaction Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Transaction Document; or (d) the issuance by any third party lender to the Company of a notice of default on Indebtedness.

"Maturity Date" means the earlier to occur of (a) a Liquidity Event or (b) October 1, 2020.

“Note” means this Secured Promissory Note, as amended, restated, supplemented, extended or otherwise modified from time to time.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind.

“Security Agreement” means the Security Agreement of even date herewith made by Company in favor of the Holder, as amended, restated, supplemented, extended or otherwise modified from time to time.

"Series A Certificate" means that certain Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of True Drinks Holdings, Inc. (now known as Charlie's Holdings, Inc.) as in effect as of the date of this Agreement.

“Transaction Documents” means this Note, the Security Agreement, each guaranty entered into in connection herewith, if any, and each other instrument, document or agreement now or hereafter executed by the Company in favor of the Holder in connection with this Note, in each case as amended, restated, supplemented, extended or otherwise modified from time to time.

EXHIBIT B
AMENDMENT NO. 1
TO
SECURED PROMISSORY NOTE
AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECURED PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”), dated August, 27, 2020, is made by and between Charlie’s Holdings, Inc., a Nevada corporation (“Holdings”), Charlie’s Chalk Dust, LLC, a Delaware limited liability company (“Chalk Dust”), and Don Polly LLC, a Nevada limited liability company (“Don Polly”, and together with Holdings and Chalk Dust, individually and collectively, “Company”), on the one hand, and Red Beard Holdings, LLC, a Delaware limited liability company (“Red Beard”) on the other. Company and Red Beard are sometimes collectively referred to herein as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, the Parties executed that certain Secured Promissory Note on April 8, 2020, in favor of Red Beard in the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein (the “Note”);

WHEREAS, to secure repayment of the Note, the Company executed and delivered to Red Beard that certain Security Agreement also dated April 8, 2020, a copy of which is attached hereto as Exhibit B and by this reference incorporated herein (the “Security Agreement”); and

WHEREAS, Company has requested, and Red Beard has agreed, to increase the amount that can be borrowed under the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Increase in Principal. The Principal Amount of the Note shall be increased from Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) to One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00).

2. Increase in Guaranteed Minimum Interest. The Guaranteed Minimum Interest shall be increased from Seventy Five Thousand and 00/100 Dollars ($75,000.00) to One Hundred Thousand and 00/100 Dollars ($100,000.00).

3. Amendment to Security Agreement. The Security Agreement is hereby amended so that any reference to the “Note” in the Security Agreement shall mean the Note as amended by this Amendment.

4. Event of Conflict. The provisions of the Note, as modified in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note, the terms and conditions set forth herein shall control. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

5. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including without limitation a PDF attachment) shall be equally as effective as delivery of an original executed counterpart of this Amendment.

B-1

IN WITNESS WHEREOF, this Amendment was duly executed on the date first written above.

“COMPANY” CHARLIE’S HOLDINGS, INC., a Nevada corporation	“RED BEARD” RED BEARD HOLDINGS, LLC a Delaware limited liability company
By: /s/ Brandon Stump Mr. Brandon Stump Chief Executive Officer	By: /s/ Vinny Smith Vinny Smith General Partner
CHARLIE’S CHALK DUST, LLC a Delaware limited liability company
By: /s/ Brandon Stump Mr. Brandon Stump Chief Executive Officer
DON POLLY LLC a Nevada limited liability company
By: /s/ Brandon Stump Mr. Brandon Stump Chief Executive Officer

B-2

EXHIBIT C
Security Agreement

THIS SECURITY AGREEMENT (as amended, restated, supplemented, extended or otherwise modified from time to time, this "Agreement") dated as of April 8, 2020, is jointly and severally entered into by Charlie's Holdings, Inc., a Nevada corporation ("Holdings"), Charlie's Chalk Dust, LLC, a Delaware limited liability company ("Chalk Dust"), and Don Polly LLC, a Nevada limited liability company ("Don Polly" and together with Holdings and Chalk Dust, individually and collectively, the "Debtor"), as debtor in favor of Red Beard Holdings, LLC, a Delaware limited liability Company ("Red Beard" and together with its successors and assigns, "Secured Party").

WHEREAS, concurrently herewith, Debtor is issuing that certain Secured Promissory Note of even date herewith in favor of Secured Party (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Red Beard Note").

WHEREAS, as a condition to the obligation of Secured Party to enter into the Red Beard Note and to loan and advance funds thereunder pursuant to the Red Beard Note, Secured Party has required Debtor to enter into this Agreement, and Debtor to grant the security interests described herein in the Collateral in favor of Secured Party.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions.

(a)      Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Red Beard Note. This Agreement is the "Security Agreement" referred to in the Red Beard Note. This Agreement is one of the "Transaction Documents" referred to in the Red Beard Note. To the extent that any terms or concepts defined or used herein are defined or used in the UCC (as defined below), such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC.

(b) The following terms shall have the meanings set forth below:

"Collateral" shall mean all right, title, and interest of the Debtor in and to all of the following property of the Debtor, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence:

(i)           Accounts;

(ii)           Chattel Paper and rights to receive monies included thereby;

(iii)           Commercial Tort Claims;

(iv)           Deposit Accounts;

(v)           Documents;

(vi)           Equity Collateral;

(vii)           General Intangibles;

(viii)           Goods, including Inventory and Equipment;

(ix)           Instruments and rights to receive monies included thereby;

(x)           Intellectual Property;

(xi)           Investment Property, including Commodity Accounts and Commodity Contracts;

(xii)           Letter-of-Credit Rights;

(xiii)           Notes;

(xiv)           other tangible and intangible personal property and Fixtures of the Debtor;

(xv)           to the extent related to any property described in the clauses (i) through (xiv), all books, correspondence, loan files, records, invoices, and other papers, including without limitation all tapes, cards, computer runs, and other papers and documents in the possession or under the control of the Debtor or any computer service company from time to time acting for the Debtor; and

(xvi)           cash and non-cash Proceeds of any and all of the foregoing.

"Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Debtor.

"Copyrights" shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present, and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

"Equity Collateral" shall mean Pledged Equity and Pledged Equity Proceeds.

"Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral, and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how, and trade secrets; (b) all licenses or user or other agreements granted to the Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, splash screens, films, masters, and artwork; (d) all field repair data, sales data, and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records, or data; and (f) all licenses, consents, permits, variances, certifications, and approvals of governmental agencies now or hereafter held by the Debtor.

"Lien" shall mean a pledge, assignment, lien, charge, mortgage, encumbrance, or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

"Motor Vehicles" shall mean motor vehicles, tractors, trailers, and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

"Notes" shall mean all Promissory Notes or other debt instruments (including, without limitation, bonds and debentures of any nature whatsoever) from time to time issued to, or held by, the Debtor.

"Obligations" shall mean (i) (x) the principal of and any interest on the Red Beard Note (including, without limitation, any further advances), and (y) all other obligations and liabilities of the Debtor, whether now existing or hereafter incurred, under, arising out of, or in connection with, the Red Beard Note and the due performance and compliance by the Debtor with all of the terms, conditions, and agreements contained in the Red Beard Note; (ii) any and all sums advanced by the Secured Party in order to preserve the Collateral or preserve its Lien and security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, all costs and expenses of any exercise by the Secured Party of its rights hereunder, together with attorneys' fees and court costs; and (iv) to the extent not otherwise included in clauses (i), (ii), or (iii) above, the Debtor's obligations set forth in this Agreement, including, without limitation, the Debtor's obligations set forth in Section 21.

"Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Debtor.

"Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, all income, royalties, damages, and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present, and future infringements thereof, and all rights corresponding thereto throughout the world.

"Pledged Equity" shall mean (i) the shares of stock of, or partnership and other ownership interest in, any entity, and any and all equity interests now or hereafter issued in substitution, exchange or replacement therefor or with respect thereto, and (ii) all ownership interests of any class or character of a successor entity formed by or resulting from a consolidation or merger in which any such issuer is not the surviving entity; in each case, whether now or hereafter owned by the Debtor, together with any certificates evidencing any of the foregoing.

"Pledged Equity Proceeds" shall mean all shares, securities, moneys, or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification, or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights, or options issued to the holders of, or otherwise in respect of, the Pledged Equity.

"Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Debtor.

"Trademarks" shall mean all trade names, trademarks and service marks, logos, domain names, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present, and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark, and service mark.

"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

2.  Grant of Liens

. As security for the due and punctual payment and performance in full of all Obligations (whether at the stated maturity, by acceleration, or otherwise and whether now owing or incurred in the future), the Debtor hereby pledges, assigns, charges, delivers, and grants to the Secured Party a continuing perfected first priority security interest in and a general Lien upon all of the Debtor's right, title, and interest in and to the Collateral and all additions thereto and substitutions therefor, whether heretofore, now or hereafter received by or delivered or transferred to the Secured Party hereunder.

3. Continuing Security Interest. This Agreement creates an assignment, pledge, charge, continuing perfected first priority security interest in, and general Lien upon, the Collateral and shall (a) remain in full force and effect until all Obligations have been indefeasibly paid in full in cash, (b) be binding upon the Debtor and its successors, permitted transferees, and permitted assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees, and assigns.

4. Debtor Remains Liable

. Anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under any such agreements; and (c) the Secured Party shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5. Delivery and Perfection

. The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, and agrees to take all such other actions and to execute and deliver and file or cause to be filed such other instruments or documents, as the Secured Party may reasonably require in order to establish and maintain a perfected, valid, and continuing security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law.

(a) The Debtor shall, at the request of the Secured Party:

(i) immediately deliver any and all Documents, Instruments, and Chattel Paper (including, without limitation, any Certificates of Title) evidencing or relating to the Collateral to the Secured Party at the time and place and manner specified in the Secured Party's request;

(ii) immediately execute (if applicable) and deliver to the Secured Party (or file or record in such offices as the Secured Party may deem necessary or appropriate) any and all financing and continuation statements, other agreements, instruments, or other documents or amendments thereto, and perform any acts which may be necessary or desirable (A) to create, perfect, preserve, or otherwise protect the security interest and Liens granted herein or (B) to enable the Secured Party to exercise and enforce its rights hereunder;

(iii) with respect to any Certificated Security not otherwise credited to a Securities Account, the Debtor shall immediately effect transfer thereof to the Secured Party (A) by physical delivery of such Certificated Security to the Secured Party endorsed to the Secured Party or its nominee or in blank or (B) in the case of a Certificated Security in registered form, by physical delivery of such Certificated Security to the Secured Party specially endorsed to the Secured Party or its nominee and thereafter reregistered in the name of the Secured Party or their nominee;

(iv) with respect to any Uncertificated Security not otherwise credited to a Securities Account, the Debtor shall immediately (A) effect transfer thereof to the Secured Party by registration thereof on the books and records of the issuer in the name of the Secured Party or its nominee or (B) obtain the agreement of the issuer of such Uncertificated Securities that it will comply with instructions originated by the Secured Party without further consent by the registered owner, through a written agreement in form and substance satisfactory to the Secured Party; and

(v) mark all Certificates of Title in the manner specified in a written notice of the Secured Party to the Debtor requesting such marking, to evidence the fact that such Certificates of Title are subject to the security interest and Lien of the Secured Party granted herein.

(b) Upon the request of the Secured Party, the Debtor agrees immediately to deliver to the Secured Party, appropriately endorsed to the order of the Secured Party, any Notes, trade acceptance, Chattel Paper, or other Instrument in which a security interest must be perfected by delivery or transfer of such Collateral to a secured party, which are acquired by the Debtor from time to time.

(c) Notwithstanding Section 9207 of the UCC, the Secured Party may hold as additional security any Proceeds, including money and funds, received from the Collateral, all of which shall constitute Collateral hereunder, and the Secured Party shall not be required to apply such money or funds to reduce the Obligations other than as expressly set forth herein.

6. Proceeds of Sale

. Nothing contained in this Agreement shall limit or restrict in any way the Secured Party's right to receive Proceeds of the Collateral in any form in accordance with the provisions of this Agreement. All Proceeds that are received by the Debtor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Debtor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement, document or instrument of transfer).

7. Records and Information

. The Debtor agrees to keep, at its office set forth in Section 11(d), its records concerning the Collateral. The Debtor agrees to promptly furnish to the Secured Party such information concerning itself, the Collateral, and any Account Debtor as the Secured Party may request at any time and from time to time.

8. Inspection

. The Debtor agrees upon notice provided by the Secured Party, to permit the Secured Party, through its officers and agents, to examine and inspect the Collateral and all records pertaining thereto, and to make extracts from such records as the Secured Party may require.

9. Use of Collateral

. Except upon the occurrence and during the continuance of any Event of Default, the Debtor may in the ordinary course of its business use, consume, exhibit, demonstrate, sell, lease, or otherwise dispose of its Inventory in carrying on its businesses substantially in the same manner as now conducted; provided, however, that a sale, disposition or transfer in the ordinary course of business shall not include any sale, disposition or transfer in satisfaction, partial or complete, of a debt owed by the Debtor or any sale, transfer or disposition to any shareholder or affiliate of the Debtor; and provided further that any such sale, disposition or transfer shall be for fair equivalent value and shall not be unlawful or inconsistent with the terms of this Agreement or of any policy of insurance covering such Collateral.

10. No Disposition

. The Debtor covenants and agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as provided for in Section 9 hereof, nor will it create, incur, or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any Proceeds thereof.

11. Representations and Warranties

. The Debtor represents, warrants and covenants to the Secured Party throughout the term of this Agreement that:

(a) The Debtor is and will be the sole legal and beneficial owner of all of the Collateral now owned or hereafter acquired free and clear of any Lien, security interest, assignment, option, or other charge or encumbrance;

(b) This Agreement has been duly and validly authorized by the Debtor and executed and delivered by the Debtor and constitutes the legal, valid, and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally) and, subject to the performance of the relevant procedures as specified in Section 5 herein with respect to such Collateral, creates a valid, binding, enforceable, and first priority perfected security interest in and general first Lien upon all of the Collateral, and the Debtor is duly authorized to make all filings and take all other actions necessary or desirable to perfect and to continue perfected such security interest;

(c) As of the date hereof and on the date of delivery or transfer to the Secured Party of any Collateral under this Agreement, the Debtor has good and marketable title to the Collateral;

(d) The office where the Debtor maintains all records relating to the Collateral is located at:

1007 Brioso Drive Costa Mesa CA 92627
(e) Holdings is a corporation duly incorporated and validly existing under the laws of the State of Nevada. Chalk Dust is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Don Polly is a limited liability company duly organized and validly existing under the laws of the State of Nevada.

(f) The Debtor's exact legal name as that name appears on the Debtor's Certificate of Formation or equivalent formation document is exactly as set forth in the signature page for Debtor below.

(g) All Pledged Equity in which the Debtor currently has or shall hereafter acquire an interest is and will be, as applicable, duly authorized, validly existing, fully paid, and non-assessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement, or other organizational document of the respective issuer, upon the transfer of such Pledged Equity;

(h) Except pursuant to licenses and other user agreements entered into by the Debtor in the ordinary course of business, the Debtor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark owned or used by the Debtor on the date hereof, and all registrations therefor are valid and in full force and effect; and the Debtor owns or possesses the right to use all such Copyrights, Patents and Trademarks;

(i) To the Debtor's knowledge, (i) there is no violation by others of any right of the Debtor with respect to any Copyright, Patent or Trademark of Debtor and (ii) the Debtor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Debtor or, to the Debtor's knowledge, threatened, and no claim against the Debtor has been received by the Debtor, and

(j) To the best of Debtor's knowledge, there are no actions, suits, proceedings or investigations pending or threatened in writing against Debtor before any governmental authority which could reasonably be expected to cause any portion of the Intellectual Property to be adjudged invalid or unenforceable, in whole or in part.

12. Covenants.

(a)            The Debtor shall:

(i) Maintain, or cause to be maintained, all items of the Collateral in good condition and repair, ordinary wear and tear excepted in the case of Equipment, and pay, or cause to be paid, the costs of repairs to or maintenance of that Collateral which is of a type that could be repaired or maintained;

(ii) Take all steps to preserve and protect the Collateral, including, with respect to the Intellectual Property, the filing of any renewal affidavits and applications;

(iii) Not use any Collateral in violation of applicable laws or any applicable policy of insurance;

(iv) Pay or cause to be paid when due all taxes, assessments, and other charges relating to the Collateral or this Agreement and reimburse the Secured Party for all costs of and fees incurred in connection with any filing of the documents and instruments referred to in Section 5;

(v) Not change its: (a) name or the name under which it does business; (b) chief executive office; (c) type of organization; (d) jurisdiction of incorporation; or (e) other legal structure without at least 30 day's prior written notice to the Secured Party. Prior to effectuating any change described in the preceding sentence, the Debtor shall take or cause to be taken all actions deemed by the Secured Party to be necessary or desirable to prevent any financing or continuation statement from becoming seriously misleading or rendered ineffective, or the security interests granted herein from becoming unperfected or the relative priority thereof otherwise impaired, as a result of such removal or change;

(vi) Perform and observe all the terms and provisions of any agreement for the sale or lease of goods, or any agreement for the rendering of services, giving rise to an Account to be performed or observed by it, maintain any such agreement in full force and effect, enforce any such agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Secured Party;

(vii) Render any assistance, as Secured Party may solely determine is necessary, to Secured Party in any proceeding before the USPTO, the USCO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, to maintain any Patent Collateral, Trademark Collateral or Copyright Collateral and to protect Secured Party's security interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings;

(viii) Immediately notify Secured Party if Debtor learns of any use by any Person of any term or design likely to cause confusion with any of the Trademark Collateral, or of any use by any Person of any other process or product which infringes upon any of the Trademark Collateral in a manner which is adverse to Debtor's business, and if requested by Secured Party, Debtor, at its expense, shall join with Secured Party in such action as Secured Party in Secured Party's discretion may deem advisable for the protection of Secured Party's interest in and to the Trademark Collateral;

(ix) Assume all responsibility and liability arising from the use of the Intellectual Property, and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor in connection with any Intellectual Property or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by Debtor;

(x) Immediately notify Secured Party in writing of any adverse determination in any proceeding in the USPTO, USCO, or any other foreign or domestic governmental authority, court or body, Debtor becomes aware of regarding Debtor's claim of ownership in any of the Trademark Collateral, Patent Collateral or Copyright Collateral, and in the event of any infringement of any Trademark, Patent or Copyright owned by Debtor by a third party which is adverse to Debtor's business, Debtor shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement, and if Debtor shall fail to take such action within one (1) month after such notice is given to Secured Party, Secured Party may, but shall not be required to, itself take such action in the name of Debtor, and Debtor hereby appoints Secured Party the true and lawful attorney of Debtor, for it and in its name, place and stead, on behalf of Debtor, solely, without limitation on any other rights of Secured Party under this Agreement, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to Debtor, net of costs and attorneys' fees, to be applied to the Obligations;

(xi) (A) Maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is consistent with sound business practice and, in any event, as is required by the Transaction Documents and, (B) cause Secured Party to be designated as loss payee (as customary for secured parties based on the type of insurance) with respect to all insurance (whether or not required by the Transaction Documents), (C) obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 30 days' prior written notice to Secured Party, and (D) furnish copies of such insurance policies or certificates to Secured Party immediately upon request therefor and otherwise comply with the terms and provisions of the Transaction Documents with respect to such insurance coverage; and

(xii) with respect to the Copyright Collateral, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., 17 U.S.C. Sections 101, 201 et seq., the UCC or other law of the United States of America, the State of California, other States or any other domestic or foreign jurisdiction as Secured Party may from time to time reasonably request, and shall take all such other action as Secured Party may reasonably require to perfect Secured Party's security interest in any of the Copyright Collateral and to completely vest in and assure to Secured Party its rights hereunder in any of the Copyright Collateral; and

(xiii) within 10 days after any request by Secured Party, Debtor shall, and shall cause each depository or intermediary holding any of the Debtor's Deposit Accounts, Securities Accounts, or other deposit, brokerage, securities or other similar accounts to, enter into control agreements in favor of Secured Party, in form and substance satisfactory to Secured Party in its sole and absolute discretion, over such accounts.

13. Further Assurances and Protections.

(a)       The Debtor shall at its expense do, file, record, make, execute, and deliver all such acts, notices, instruments, statements, or other documents as the Secured Party may request to perfect, preserve, or otherwise protect the security interest and Liens of the Secured Party in the Collateral or any part thereof or to give effect to the rights, powers, and remedies of the Secured Party under this Agreement;

(b) The Debtor will give prompt written notice to the Secured Party of, and defend the Collateral against, any suit, action, or proceeding related to the Collateral or which could adversely affect the security interests and Liens granted hereunder; and

(c) Debtor authorizes Secured Party to have this or any other similar agreement recorded or filed with the USCO, USPTO or other appropriate federal, state or foreign government office.

14. Events of Default

. The occurrence of any of the following events or conditions shall constitute an event of default (each an "Event of Default") under this Agreement:

(a) The occurrence and continuation of an Event of Default as defined in the Red Beard Note;

(b) any representation or warranty made in this Agreement or the Red Beard Note or any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Secured Party shall be untrue or incorrect in any respect as of the date when made or deemed made;

(c) The failure or refusal by the Debtor to perform, or the breach or violation of, any of the terms, obligations, covenants, or warranties of this Agreement or the Red Beard Note.

15. Remedies upon an Event of Default

. On and after the occurrence and continuance of an Event of Default, the Secured Party may, in its discretion:

(a) request that the Debtor, and upon such request the Debtor shall, assemble the Collateral at such place or places convenient to the Secured Party designated in such request;

(b) enforce collection of any of the Collateral by suit or any other lawful means available to the Secured Party, or demand, collect, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(c) surrender, release, or exchange or otherwise modify the terms of all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby;

(d) assert all other rights and remedies of a secured party under the UCC (whether or not in effect in any applicable jurisdiction) and all other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase, or otherwise retain, liquidate, or dispose of all or any portion of the Collateral. The proceeds of any collection, liquidation, or other disposition of the Collateral shall be applied by the Secured Party first to the payment of all expenses (including, without limitation, all fees, taxes, attorneys' fees and legal expenses) incurred by the Secured Party in connection with retaking, holding, collecting, or liquidating the Collateral. The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Obligations in the order and manner designated by the Secured Party in its sole discretion until all Obligations are indefeasibly paid in full in cash. After all of the Obligations have been indefeasibly paid in full in cash, the balance of such proceeds, if any, shall be remitted to the Debtor or as otherwise required by law. In case of any deficiency, the Debtor shall, whether or not then due, remain liable therefor. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Debtor at its notice address specified in the Red Beard Note ten (10) days prior to the date of such disposition shall constitute commercially reasonable notice, but notice given in any other reasonable manner shall be sufficient. Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with commercial practices of creditors disposing of similar property; but in any event the Secured Party may sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose such Collateral on such terms and to such purchaser(s) (including the Secured Party) as the Secured Party in its absolute discretion may choose, and for cash or for credit or for future delivery, without assuming any credit risk, at public or private sale or other disposition, without demand of performance, and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale or other disposition hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale or other disposition, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement. The Debtor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

The Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the relevant Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to enable the registration of the Collateral or related transaction so as to permit a public offer to be made with respect thereto;

(e) license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Secured Party shall in its sole discretion determine;

(f) without assuming any obligation or liability thereunder, at any time and from time to time, in its sole discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Debtor in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and the Debtor releases the Secured Party from liability for, and agrees to hold the Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto;

(g) make a request upon the Debtor (which shall not be construed as implying any limitation on the rights or powers of the Secured Party), and upon such request the Debtor shall, execute and deliver to the Secured Party a power of attorney, in form and substance satisfactory to the Secured Party, for the implementation of any sale, lease, license or other disposition of Intellectual Property owned by the Debtor or any such action related thereto. In connection with any such disposition, the Debtor will supply to the Secured Party its know-how and expertise relating to the relevant Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services;

(h) to the extent not already so transferred, transfer all or any part of the Collateral into the Secured Party's names or the name of their nominee or nominees; and

(i) give all consents, waivers, and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Debtor hereby irrevocably constituting and appointing the Secured Party the proxy and attorney-in-fact of the Debtor, with full power of substitution to do so, which power is coupled with an interest), including, without limitation, the exercise of all voting, consensual and other powers of ownership pertaining to the Collateral.

16. Secured Party Appointed Attorney-in-Fact

. Without limiting any rights or powers granted to the Secured Party pursuant to this Agreement, applicable law or otherwise, the Debtor hereby appoints the Secured Party as its attorney-in-fact, with full power and authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Party's discretion to take any and all action and to execute, file and record any and all instruments, agreements, and documents which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to execute any assignment of Intellectual Property to the Secured Party or other transferee, and to receive, endorse and collect all instruments made or payable to the Debtor representing any Collateral or Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same. The appointment set forth in this Section 16 is coupled with an interest and is irrevocable.

17. Secured Party May Perform

. If the Debtor fails to perform any agreement, covenant, or obligation contained herein, the Secured Party may itself perform, or cause performance of such agreement, covenant or obligation and the expenses and costs of the Secured Party incurred in connection therewith shall be payable by the Debtor.

18. Security Interest Absolute

. All rights of the Secured Party and all Liens hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of:

(a) lack of validity or enforceability of this Agreement or the Red Beard Note or any other Transaction Document;

(b) any change in the time, manner, or place of payment of, or in any other term of any or all of the Obligations or any amendment or waiver of any provision of this Agreement or the Red Beard Note or any other Transaction Document;

(c) any release or non-perfection of any portion of the Collateral or any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any guaranty for all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Debtor in respect of the Obligations or this Agreement or the Red Beard Note or any other Transaction Document.

19. Secured Party's Duties

. The powers conferred to the Secured Party hereunder are solely to protect the Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers except for the safe custody of any Collateral or any portion thereof in its possession, and the Secured Party shall exercise that standard of care with respect to the Collateral in its possession which it exercises in the administration of its own assets and property; provided, however, that the Secured Party shall not be liable for any action taken or omitted with respect to the Collateral or this Agreement unless such liability results solely from the gross negligence or willful misconduct of the Secured Party as determined by a final non-appealable judgment by a court of competent jurisdiction. The Secured Party shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against other parties pertaining to the Collateral.

20. Rights Cumulative

. The rights, powers, and remedies of the Secured Party under this Agreement shall be in addition to all rights, powers, and remedies given to the Secured Party by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party's security interest, Lien, and assignment in the Collateral.

21. Indemnity and Expenses.

(a)            The Secured Party shall not have any liability to any Person and shall be indemnified and held harmless by the Debtor for any liability incurred by reason of taking or refraining from taking any action with respect to the Collateral, except in the case such liability results solely from the gross negligence or willful misconduct of the Secured Party as determined by a final non-appealable judgment by a court of competent jurisdiction. The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses, and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except such claims, losses, or liabilities resulting solely from the Secured Party's gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. This Section 21(a) shall survive any termination of this Agreement.

(b) The Debtor agrees to pay all expenses, costs, and disbursements incurred by the Secured Party (including, without limitation, all attorneys' fees and other legal expenses incurred by the Secured Party in connection therewith) in connection with (i) retaking, holding, collecting, preparing for sale, and selling or otherwise realizing upon, liquidating, or disposing of the Collateral, (ii) the enforcement of its rights hereunder upon the occurrence and during the continuance of an Event of Default, (iii) the performance by the Secured Party of any agreement, covenant, or obligation of the Debtor contained herein that the Debtor has failed or refused to perform, and (iv) the participation or other involvement of the Secured Party with (x) bankruptcy, insolvency, receivership, foreclosure, winding up, or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings, and (z) workout, restructuring, or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

22. Amendment or Waiver

. Neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

23. Notices

. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed or delivered to the Debtor or the Secured Party at the respective addresses specified in the Red Beard Note; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, be effective three business days after deposit in the mails and shall, when delivered, be effective upon delivery of such notice.

24. No Waiver

. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under the UCC or any other applicable law preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Secured Party in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

25. Severability of Provisions

. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

26. Non-Assignment

. The Debtor shall not have the right to assign its rights or delegate its obligations hereunder or any part thereof to any other person without the Secured Party's prior written consent. This Agreement shall be binding upon any successors or assigns of the Debtor, and shall benefit any successors or assigns of the Secured Party.

27. Integration of Terms

. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

28. Governing Law

. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of California without regard to choice of law principles thereof that would cause the laws of any other jurisdiction to apply.

29. Counterparts

. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

30. Joint and Several Liability

. Each of Holdings, Chalk Dust and Don Polly acknowledge that each of the undersigned are parties to this Agreement as the "Debtor" as joint and several grantors hereunder. Any references in this Agreement to the "Debtor" shall refer to any of Holdings, Chalk Dust or Don Polly, or both such Persons as the context may require. Each of Holdings, Chalk Dust and Don Polly accept joint and several liability for the payment and performance of all of the obligations of the Debtor hereunder, and each of such obligations constitute the absolute and unconditional full recourse obligations of each such Person enforceable against each such Person to the full extent of its properties and assets. Each of Holdings, Chalk Dust and Don Polly hereby waive, to the fullest extent permitted by law, any and all defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (including co-borrowers to the extent applicable), including , including but not limited to any rights and defenses that are or may become available to any such Person by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

DEBTOR:
CHARLIE'S HOLDINGS, INC.,
a Nevada corporation

By: Brandon Stump
Name: Brandon Stump
Title: Chief Executive Officer

CHARLIE'S CHALK DUST, LLC,
a Delaware limited liability company

By: Brandon Stump
Name: Brandon Stump
Title: Chief Executive Officer

DON POLLY LLC,
a Nevada limited liability company

By: Brandon Stump
Name: Brandon Stump
Title: Chief Executive Officer

SECURED PARTY:
RED BEARD HOLDINGS, LLC
a Delaware limited liability company

By: Vinny Smith
Name: Vinny Smith
Title: General Partner